                                 EXHIBIT 10.2
CONFIDENTIALITY AGREEMENT
November 6, 2023
Bandera Master Fund L.P.
50 Broad Street, Suite 1820
New York, New York 10004
Attention: Jefferson Gramm
Dear Mr. Gramm:
Reference is made to the Nomination and Standstill Agreement (as the same may be amended, the “Nomination and Standstill Agreement”), dated as of November 6, 2023, by and among The Joint Corp., a Delaware corporation (together with its subsidiaries, the “Company”) and Bandera Master Fund L.P., Bandera Partners LLC, Gregory Bylinsky and Jefferson Gramm (each, an “Investor”, and collectively, the “Investors”). Each of the Company and the Investors may be referred to in this Agreement as a “Party”, and collectively the “Parties”. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Nomination and Standstill Agreement.
In connection with the appointment of the New Director to the Board, the New Director will Receive (as defined below) in the course of his or her service as a director of the Company, certain nonpublic, confidential and/or proprietary information concerning the Company, referred to herein as Confidential Information (as defined below), and in connection with such service, the New Director desires to provide to or discuss with the Investors and their Representatives (as defined below) portions of the Confidential Information, subject to the terms hereof. As a condition to entering into the Nomination and Standstill Agreement and to the Company’s willingness to permit the New Director to share Confidential Information with the Investors and their Representatives, the Investors agree that all Confidential Information that is Received by each Investor or such Investor’s Representatives shall be treated in accordance with this Confidentiality Agreement (as the same may be amended, this “Agreement”).
1.Certain Definitions. As used in this Agreement:
(a)“Confidential Information” means all confidential, proprietary and/or non-public information, data, documents, agreements, files and other materials, as well as the views, opinions, plans or strategy of the Board, concerning the Company or any of its subsidiaries or Affiliates, whether in verbal, visual, written, electronic or other form, which is made available to the Investors or their Representatives by or on behalf of the New Director, after the date hereof, to the extent that such Information was Received by the New Director in his or her capacity as a director of the Company (“Primary Information”), together, in each case, with all notes, memoranda, summaries, analyses, studies, compilations, reports, forecasts, samples and other writings or documents relating to or based upon Primary Information prepared by the Investors or their Representatives (“Secondary Information”). Notwithstanding the foregoing, the term “Confidential Information” shall not include information that the Investors can reasonably demonstrate (i) was already in the possession of the Investors, their Representatives or the New Director prior to the date hereof or when such information is received from the Company, (ii) was or is independently developed by the Investors, their Representatives or the New Director without use of Confidential Information, (iii) is now, or hereafter becomes, available to the public other than as a result of disclosure by the Investors prohibited by this Agreement (provided that any disclosure by the Investors to which the Company consents in advance shall be deemed to not be prohibited by this Agreement), (iv) becomes available to the Investors, their Representatives or the New Director on a non-confidential basis from a source other than the Company or any of its Representatives and such source is not, to the knowledge of the Investors, following reasonable inquiry, (1) under any obligation to the Company or any of its Representatives to keep such information confidential or (2) otherwise prohibited from transmitting such information by a contractual, legal or fiduciary obligation, or (v) is disclosed as provided in Section 2(b).

(b)“Receive” means all information that is provided to the New Director or to the Investor or its, his, her or their Representatives as a result of or in the course of the New Director’s service as a director of the Company.
Notwithstanding any other provision of this Agreement, neither the term “Representative” nor the term “Affiliate”, when used with respect to the Investors, shall include any of the Investors’ or any of their Affiliates’ operating or portfolio companies or affiliated investment funds that do not receive Confidential Information from the Investors. The Company acknowledges that the Investors’ or their respective Affiliates’ members, partners, directors, officers, employees or the like may serve as directors of the Investors’ or their Affiliates’ operating companies or portfolio companies of investment funds managed by the Investors or an Affiliate thereof, and the Company agrees that such operating or portfolio companies will not be deemed to have received Confidential Information solely because any such individual serves on the board of such operating or portfolio company; provided that (i) such individual has not provided such operating or portfolio company or any other board member or any officer, employee or other representative of such operating or portfolio company with Confidential Information and (ii) such operating or portfolio company does not in any way use such Confidential Information or otherwise act at the direction of or with encouragement from the Investors or their Representatives with respect to any matters contemplated hereby.
2.Confidentiality and Use of Confidential Information.
(a)Confidentiality of Confidential Information. Subject to the terms and conditions hereof, the New Director may share and discuss Confidential Information with the Investors. The Investors agree, and agree to cause their Representatives, to keep all Confidential Information strictly confidential and not disclose Confidential Information to any Person other than those of their Representatives who need to know such Confidential Information to assist an Investor for the purposes of advising, monitoring and evaluating such Investor’s investment in the Company, or as otherwise permitted by this Agreement; provided, however, that with respect to any such disclosure of Confidential Information, the Investors shall furnish to such Representative only that portion of the Confidential Information necessary for the purposes of advising, monitoring and evaluating such Investor’s investment in the Company, or as otherwise permitted by this Agreement. Before providing access to Confidential Information to any Representative, the Investor shall inform such Representative of the contents of this Agreement and the confidentiality of the Confidential Information, and shall advise such Representative that, by accepting possession of or access to such information, such Representative is agreeing to be bound by this Agreement. The Investors shall instruct their Representatives to observe the terms of this Agreement and shall be responsible for any breach of this Agreement by any of their Representatives.
(b)Compulsory Disclosure of Confidential Information. If an Investor or any of such Investor’s Representatives is legally required in any proceeding or governmental inquiry, including any judicial or administrative proceeding, or by any governmental or regulatory authority (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise), or is otherwise legally required pursuant to applicable law or regulation (in each case if and as determined based on advice of counsel), to disclose any Confidential Information, such Investor shall (to the extent permissible under applicable law or the terms of such demand or request), if reasonably practicable, give the Company prompt notice of such request or requirement so that the Company may, at the Company’s sole expense, seek an appropriate protective order, and, upon the Company’s request and at the Company’s sole expense, shall provide reasonable cooperation to the Company in seeking such an order. If such Investor is nonetheless compelled to disclose Confidential Information, such Investor (or such Representative of such Investor to whom such request is directed) will furnish only that portion of the Confidential Information that, on the advice of counsel, is legally required to be disclosed and, upon the Company’s request, use its reasonable best efforts, at the Company’s sole expense, to obtain assurances that confidential treatment will be accorded to such information, and shall (to the extent permissible under applicable law or the terms of such demand or request) provide the Company with the text of the proposed disclosure as reasonably far in advance of its disclosure as is practicable and shall in good faith consult with and consider the suggestions of the Company concerning the nature and scope of the information it proposes to disclose. Notwithstanding anything to the contrary contained herein, the Company and the Investors or any Representative thereof may disclose this Agreement in connection with the enforcement of any terms of this Agreement.

(c)Securities Law Restrictions. Each Investor hereby acknowledges that it understands that: (a) the Confidential Information may contain or constitute material non-public information concerning the Company and its Affiliates; (b) the requirements of Regulation FD promulgated by the U.S. Securities and Exchange Commission constitutes one of several reasons that the Confidential Information must be kept in confidence; and (c) trading in the Company’s securities while in possession of material nonpublic information or communicating that information to any other Person who trades in such securities could subject the Investors to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Nothing herein shall constitute an admission by a Party that any Confidential Information in fact contains material non-public information concerning the Company. The Company shall provide the Investors with at least two (2) business days’ advance written notice when the trading window under the Company’s insider trading policy is open or closed, or when a trading blackout period has begun or ended, and directors or officers of the Company are permitted (or prohibited) to trade in securities of the Company. Notwithstanding anything to the contrary contained in this Agreement but subject to this Section 2(c), nothing contained in this Agreement shall prevent or limit the Investors from purchasing or selling or otherwise trading (or offering to do so) securities of the Company (and the Investors are hereby expressly permitted to purchase, sell or otherwise trade (or offer to do so) securities of the Company) during each trading window, subject to the terms of the Nomination and Standstill Agreement and applicable law.
3.Accuracy of Confidential Information; No Representations or Warranties. The Investors acknowledge and agrees that no representation or warranty, express or implied, is made by the Company, or any of its respective Representatives, as to the accuracy or completeness of the Confidential Information. Neither the Company nor any of its Representatives shall have any liability to the Investors or any of their Representatives on account of the use of any Confidential Information by the Investors or any of their Representatives or any inaccuracy therein or omission therefrom. This Agreement shall not create any obligation on the part of the Company or its Representatives to provide the Investors or their Representatives with any Confidential Information, or update or correct any previously provided Confidential Information, nor shall it entitle the Investors or its Representatives (other than the New Director in his or her capacity as a director of the Company) to participate in any meeting of the Board or any committee thereof.
4.Return and Destruction of Confidential Information. Upon the Company’s written demand (email being sufficient) following the termination of this Agreement in accordance with its terms, the Investors shall promptly (and in no event later than ten (10) business days after such request) at the Investors’ option, either (x) return or cause to be returned to the Company, or (y) erase or destroy all copies of all Confidential Information in the possession or control of the Investors or their Representatives (and certify to the Company such erasure or destruction), provided, that, the foregoing shall not be applicable to Secondary Information. Notwithstanding anything to the contrary contained herein, the Investors and their Representatives shall: (a) be permitted to retain copies of Confidential Information if such retention is required by law, regulation or professional standards; (b) not be required to destroy copies of Confidential Information maintained in accordance with pre-existing, bona fide institutional policies concerning the archiving of stored information; and (c) not be required to return or destroy Confidential Information that has been recorded as a result of automatic electronic archiving and back-up procedures; provided, that, such Investor’s obligations hereunder to maintain the confidentiality of such retained Confidential Information shall survive for such period of time as such Confidential Information is maintained.
5.Remedies. Each Party acknowledges and agrees that any breach of any provision of this Agreement shall cause the other Party irreparable harm which would not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Party of any provision of this Agreement, the other Party shall, to the fullest extent permitted by applicable law, be entitled to the remedies of injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages or post a bond or other security. The foregoing right shall, to the fullest extent permitted by applicable law, be in addition to such other rights or remedies that may be available to the non-breaching Party for such breach or threatened breach, including the recovery of money damages.
6.Miscellaneous.

(a)Entire Agreement; Amendments. This Agreement and the Nomination and Standstill Agreement contain the sole and entire agreement of the Parties with respect to confidential information. This Agreement may only be amended pursuant to a written agreement executed by each Party.
(b)Fiduciary Duties. This Agreement shall not relieve the New Director from, any fiduciary duties to the Company and its stockholders that the New Director may have under applicable law.
(c)No Waiver of Privilege. To the extent that any Confidential Information includes materials subject to the attorney-client privilege, the Company is not waiving, and shall not be deemed to have waived or diminished, its attorney work-product protections, attorney-client privileges or similar protections and privileges as a result of disclosing any Confidential Information (including Confidential Information related to pending or threatened litigation) to the Investors or any of their Representatives.
(d)Term. The rights of the New Director to share and discuss Confidential Information with the Investors and/or their Representatives hereunder shall terminate at the close of business on the date on which the New Director ceases to serve on the Board. Except as otherwise set forth in the proviso to the last sentence of Section 4, the obligations and restrictions of the Investors hereunder shall terminate on the date that is nine months after the date on which the New Director ceases to serve on the Board.
(e)No Waiver. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that Party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement.
(f)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
(g)Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon confirmation of receipt, when sent by e-mail (provided, that such confirmation is not automatically generated), or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. Such communications must be sent to the respective Parties at the addresses set out in the Nomination and Standstill Agreement (or to such other address that may be designated by a Party from time to time in accordance with this Section 6(f)).
(h)Governing Law; Jurisdiction; Jury Waiver. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any action of the Company or the Investors in the negotiation, administration, performance or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”). Each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement in any court other than the Chosen Courts. Each Party hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
(i)Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the non-assigning Party. Any purported assignment without such consent shall be void and unenforceable.
(j)Joint Drafting. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(k)Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.
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If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing two copies of this Agreement and returning one signed copy to me, whereupon this Agreement shall constitute our binding agreement with respect to the matters set forth herein.
Very truly yours,
THE JOINT CORP., a Delaware corporation
By: /s/ Peter Holt
Name: Peter Holt
Title: President and Chief Executive Officer

Accepted and agreed to as of the date first written above:
BANDERA MASTER FUND L.P.
By: Bandera Partners LLC, its investment manager

By:/s/ Jefferson Gramm
Name: Jefferson Gramm
Title: Managing Member
BANDERA PARTNERS LLC
By:/s/ Jefferson Gramm
Name: Jefferson Gramm
Title: Managing Member
/s/ Gregory Bylinsky
GREGORY BYLINSKY

/s/ Jefferson Gramm
JEFFERSON GRAMM